UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2007

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 18, 2007, Ameristar Casinos, Inc. (“ACI”) entered into an Incremental Commitment Agreement (the “Incremental Commitment Agreement”) with the various Incremental Lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent. The Incremental Commitment Agreement is described in more detail in Item 2.03 of this Current Report and is filed as Exhibit 4.1 to this Current Report.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On September 18, 2007, Ameristar East Chicago Holdings, LLC, an Indiana limited liability company that is a wholly owned subsidiary of ACI (“AECH”), acquired (the “Acquisition”) all of the membership interests of RIH Acquisitions IN, LLC, an Indiana limited liability company (“RIH”), from Resorts International Holdings, LLC, a Delaware limited liability company (the “Seller”). The Acquisition was made pursuant to a Purchase Agreement, dated as of April 3, 2007, between the Seller and ACI, as subsequently amended and assigned by ACI to AECH (as so amended and assigned, the “Purchase Agreement”). RIH owns and operates Resorts East Chicago, a casino-hotel in East Chicago, Indiana. Pursuant to the Purchase Agreement, as consideration for the Acquisition, ACI paid the Seller $675 million in cash (subject to a closing working capital adjustment as provided in the Purchase Agreement). ACI financed the Acquisition primarily through borrowings under its Credit Agreement, as amended by the Incremental Commitment Agreement described in Item 2.03 of this Current Report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 18, 2007, ACI entered into the Incremental Commitment Agreement, pursuant to which certain lenders (the “Incremental Lenders”) under ACI’s Credit Agreement, dated as of November 10, 2005, as subsequently amended (the “Credit Agreement”), agreed to provide ACI incremental revolving loan commitments under the Credit Agreement totaling $600 million, in consideration for a one-time upfront fee equal to a specified percentage of each Incremental Lender’s incremental commitment. The incremental revolving loans are subject to the same interest rates and terms of payment as the existing revolving loans under the Credit Agreement. On September 18, 2007, ACI borrowed $660 million in revolving loans under the Credit Agreement to finance the Acquisition and related transaction costs.
The Credit Agreement requires ACI to comply with various affirmative and negative financial and other covenants, including restrictions on the incurrence of additional indebtedness, restrictions on dividend payments and stock repurchases and other restrictions and requirements to maintain certain financial ratios. Failure to comply with those covenants, or with other provisions of the Credit Agreement, may result in the acceleration of ACI’s debt under the Credit Agreement, including the incremental revolving loans.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by this Item will be filed by amendment to this Current Report not later than December 4, 2007.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by this Item will be filed by amendment to this Current Report not later than December 4, 2007.

(d)	Exhibits.

Exhibit	Description
4.1	Incremental Commitment Agreement, dated September 18, 2007, among the Registrant, the various Incremental Lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
September 21, 2007	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
4.1	Incremental Commitment Agreement, dated September 18, 2007, among the Registrant, the various Incremental Lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.